LINCOLN NATIONAL CORPORATION

EXHIBIT 23 - CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Securities and Exchange Commission Registration Numbers 33-51415, 33-51721, 33-58113, 33-52667, 33-04711, 33-13445, 33-62315, 333-04133, 333-32667 and 333-49201) of Lincoln National Corporation and in the related Prospectuses of our report dated January 31, 2000, with respect to the consolidated financial statements and schedules of Lincoln National Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 8, 2000